Exhibit 2.2

SECOND AMENDMENT TO THE

AGREEMENT AND PLAN OF MERGER

Dated as of May 30, 2023

This Second Amendment to the Agreement and Plan of Merger (this “Amendment”) is made and entered into as of the date first set forth above (the “Amendment Date”) by and among (i) Pono Capital Two, Inc., a company incorporated in Delaware (together with its successors, the “Purchaser”), (ii) Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Mehana Capital LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Security Holders (as defined below) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iv) Yoshiyuki Aikawa, in the capacity as the representative from and after the Effective Time for the Company Security Holders (as defined below) as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Seller Representative”), and (v) SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS the Parties are all of the Parties to that certain Agreement and Plan of Merger dated as of January 31, 2023, as amended by the First Amendment and Addendum to the Agreement and Plan of Merger, dated as of April 26, 2023 (as so amended and as may be amended, modified or supplemented from time to time, the “Merger Agreement”); and

WHEREAS, the Parties now desire to amend the Merger Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

2.	Amendment. Pursuant to the provisions of Section 10.08 of the Merger Agreement, the Merger Agreement is hereby amended as follows: The date “May 31, 2023” in Section 5.24(b) of the Merger Agreement is hereby amended to be “June 15, 2023”.

3.	Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Merger Agreement for all purposes, and each Party shall be bound hereby and this Amendment and the Merger Agreement shall be read and interpreted as one combined instrument. From and after the Amendment Date, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Merger Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the Parties.

4.	Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

5.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the Amendment Date.

PONO CAPITAL TWO, INC.

By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

Mehana Capital LLC

By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Its:	Manager

PONO TWO MERGER SUB, INC.

By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

SBC MEDICAL GROUP HOLDINGS INCORPORATED

By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer

/s/ Yoshiyuki Aikawa
YOSHIYUKI AIKAWA

[Signature Page to Second Amendment and Addendum to Agreement and Plan of Merger]